NEWS RELEASE

Innovative Card Technologies’ Founder Resigns from Company Management,
Remains One of its Largest Shareholders

Finkelstein’s departure comes as ICT DisplayCard technology has matured and product commercialization is underway

Los Angeles, CA - December 19, 2007 - Innovative Card Technologies, Inc (NASDAQ: INVC), developers of the ICT DisplayCard for e-banking, e-commerce and data access authentication, today announced the departure of founder Alan Finkelstein. Finkelstein most recently served as a Director and Chief Strategic Officer of the company he founded in 1993. He will remain one of Innovative Card Technologies’ largest shareholders.

“It has been exciting to work with the team at Innovative Card Technologies to develop the cutting-edge technology of the ICT DisplayCard - the world’s first display-bearing card in a payment card form factor,” said Finkelstein. “The technology is proven, the product is in production, the market is ready, and the company’s focus must now be on execution of its commercialization strategy. I am confident that the ICT DisplayCard will continue to gain market acceptance and, as one of the company’s largest shareholders, I look forward to sharing in Innovative Card Technologies’ future success.”

The ICT DisplayCard integrates the security of a one-time password token and the RFID capabilities of an access card directly into a card the size of a standard payment card. At the push of a button on the card, a one-time password is shown on the card’s integrated display. During an online transaction, this number is entered into a user interface with other information (such as the user’s login name and static PIN) for multifactor authentication.

“On behalf of the company’s management and the entire Innovative Card Technologies team, I would like to thank Alan for his unique vision and tireless persistence in developing the breakthrough ICT DisplayCard; for assembling our top-notch team; and for his years of service to the company,” said Steven R. Delcarson, Innovative Card Technologies CEO and President. “I look forward to Alan’s continued support as a major shareholder.”

About Innovative Card Technologies
InCard Technologies (NASDAQ: INVC) was founded in 1993 to add functionalities to payment cards. InCard’s suite of ICT DisplayCards enable dual-factor authentication in a convenient card form. The cards can be configured to offer RFID physical access or payment capabilities, and feature a screen powered by an integrated battery, circuit, and switch. This screen displays a one-time password to verify the presence of the card during online and voice transactions or data systems login. www.incardtech.com.

Marketing Manager	Public Relations	Investor Relations
Stephanie Edwards	Susan Roush	Jose Castaneda
310-312-0700, stephanie@incardtech.com	818-222-8330, pr@incardtech.com	720-733-0052, ir@incardtech.com

This press release contains forward-looking statements which are commonly identified by words such as "would," "may," "will," "expects," and other terms with similar meaning. Forward-looking statements are based on current beliefs, assumptions and expectations and speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: ICT DisplayCard adoption, ICT DisplayCard further testing and certifications, dependence on a limited number of suppliers and their capacity, full scale production of the ICT DisplayCard, and limited capital and liquidity. Innovative Card Technologies, Inc. refers interested persons to its most recent Annual Report on Form 10-KSB as amended by Form 10-KSB/A and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. Forward-looking statements are based on information presently available to senior management, and Innovative Card Technologies has not assumed any duty to update any forward-looking statements.

INNOVATIVE CARD TECHNOLOGIES
10880 WILSHIRE BLVD SUITE 950 • LOS ANGELES, CA • 90024
PHONE: 310.312.0700• FAX: 310.312.5367 • WWW.INCARD.COM